UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2010
BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23186 (Commission File Number)	62-1413174 (IRS Employer Identification No.)

2190 Parkway Lake Drive, Birmingham, Alabama (Address of Principal Executive Offices)	35244 (Zip Code)
(205) 444-4600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On May 5, 2010, BioCryst Pharmaceuticals, Inc. (the “Company”) entered into a Fourth Amendment Agreement (the “Amendment Agreement”) with Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University (“AECOM”) and Industrial Research Ltd. (“IRL”), pursuant to which the Company agreed to issue 380,663 shares of its common stock, par value $0.01 per share, to each of AECOM and IRL, respectively. The shares were issued to AECOM and IRL on May 7, 2010 in exchange for certain modifications to the License Agreement dated June 27, 2000, among the Company, AECOM and IRL, as amended, including a reduction in the percentage of certain payments the Company receives from third-party sublicensees that must be paid to AECOM and IRL. The shares were issued pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-155783). The terms of the Amendment Agreement are described more fully in Item 5 of Part II of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (filed with the Securities and Exchange Commission on May 7, 2010).
     This report is being filed for the sole purpose of filing the opinion of Gibson, Dunn & Crutcher LLP, attached hereto as Exhibit 5.1, as to the legality of the shares of common stock issued to AECOM and IRL.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Gibson, Dunn & Crutcher LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2010	BioCryst Pharmaceuticals, Inc.
	By:	/s/ Alane Barnes
Alane Barnes
General Counsel, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Gibson, Dunn & Crutcher LLP.